UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

PARDES BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40067	85-2696306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 415-649-8758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRDS	The Nasdaq Stock Market, LLC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On April 3, 2023, Pardes Biosciences, Inc. (the Company) announced that as of March 31, 2023, it had preliminary cash, cash equivalents and short-term investments totaling approximately $172.4 million.

The Company’s unaudited financial statements for the three months ended March 31, 2023 are not yet available. Accordingly, the information presented reflects the Company’s preliminary financial data subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s financial statements. Actual financial results that will be reflected in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023 when they are completed and publicly disclosed may differ from the preliminary results presented here.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 31, 2023, the Board of Directors (the Board) of the Company approved a reduction in workforce (the Plan) to align operations with the changes in the Company’s corporate strategy. Under the Plan, due to the Company’s decision to suspend its clinical development of pomotrelvir and winddown its research and development activities, the Company is reducing headcount by approximately 85% through a reduction in its workforce.

The Plan will take place in phases, with the first reduction in force occurring in April 2023, and is anticipated to be completed in the second quarter of 2023. The total cost related to the Plan is estimated to be approximately $5.7 million, all of which is cash-based expenditures related primarily to personnel expenses such as salaries, one-time severance payments and other benefits. The foregoing estimated amount does not include any non-cash charges associated with stock-based compensation. The Company also expects to incur other costs associated with the winddown of clinical and CMC operations and other contractual costs, the amounts of which are not capable of being estimated in good faith at this time. The Company expects to recognize substantially all of the charges related to the Plan in the second quarter of 2023.

As the Plan is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The Company may incur other charges, including contract termination costs, and will record these expenses in the appropriate period as they are determined. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan. If the Company subsequently determines that it will incur additional material costs or charges or there are material differences from the amount provided above, the Company will file an amendment to this Current Report on Form 8-K (this Current Report) or, to the extent permissible, include such information in its Quarterly Report on Form 10-Q for the three months ended March 31, 2023 to disclose any such material costs, charges or differences.

Item 7.01. Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release reporting topline results from its Phase 2 clinical trial of pomotrelvir, the Company’s oral antiviral drug candidate for the treatment of COVID-19. The full text of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 3, 2023, the Company announced topline results of its Phase 2 clinical trial of pomotrelvir for the treatment of patients with mild to moderate COVID-19. Pomotrelvir did not achieve the primary endpoint as measured by the proportion of participants below the limit of detection for infectious SARS-CoV-2 by infectious virus assay (IVA) on day three of treatment with pomotrelvir versus with placebo. Pomotrelvir did not demonstrate meaningful improvement over placebo in reduction from baseline of SARS-CoV-2 infectious virus titer by IVA or in the reduction from baseline or proportion achieving undetectable viral load by quantitative reverse transcriptase polymerase chain reaction measured from mid-turbinate swabs.

The median time to alleviation of the 14 U.S. Food and Drug Administration guidance-defined and 12 (excluding loss of taste and smell) targeted COVID-19 symptoms were eight days and seven days, respectively, in both pomotrelvir and placebo treated participants. The median time to alleviation of five key COVID-19 symptoms (cough, stuffy or runny nose, low energy or tiredness, sore throat, and feeling hot or feverish) was six days in both pomotrelvir and placebo treated participants with median times to resolution of each individual key symptom being two to five days and similar for pomotrelvir and placebo treated participants.

There were no deaths and no participants experienced progression to severe COVID-19. There were no drug-related adverse events, serious adverse events, or adverse events leading to discontinuation in either treatment arm. Pomotrelvir was well tolerated, with treatment-emergent, drug-related nausea occurring in 3.1% of participants, which represented the only adverse event occurring in greater than 2% of pomotrelvir-treated participants.

The Phase 2 double-blind, randomized study evaluated the antiviral activity, safety, and clinical efficacy of pomotrelvir compared with placebo in non-hospitalized, symptomatic, otherwise healthy adults with mild-to-moderate COVID-19 and a confirmed positive SARS-CoV-2 test. Participants were dosed orally twice-daily at 700 mg (2 x 350 mg tablets) with food for five days.

Based upon the topline results from the Phase 2 clinical trial, the Company has decided to suspend further clinical development of pomotrelvir and the Board has initiated a review of a range of strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination or other transaction. There can be no assurance that this review process will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms or at all. The Company does not intend to comment further unless or until the Board has approved a definitive course of action, the review process is concluded, or it is determined that other disclosure is appropriate.

Forward Looking Statement

This Current Report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this Current Report, the words “believe,” “intend,” “may,” “plan,” “possible,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to the Company, may identify forward-looking statements. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the Company’s preliminary cash, cash equivalents and short-term investments as of March 31, 2023, the percentage of positions affected by the Plan, and the estimated restructuring charges associated with, and the time frame for completion of and recognition of charges associated with, the Plan, and the Company’s intent to review strategic alternatives. Any forward-looking statements in this Current Report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report, including, without limitation, risks associated with: the completion of the quarterly review of the Company’s financial statements for the quarter ended March 31, 2023; volatility and uncertainty in the capital markets for biopharmaceutical companies; the Company’s ability to execute its planned exploration and evaluation of strategic alternatives; availability of suitable third parties with which to conduct contemplated strategic transactions; whether the Company will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether the Company’s plans will provide the intended benefits and cost savings; and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings subsequently filed with the U.S. Securities and Exchange Commission. The statements in this Current Report speak only as of the date of this Current Report, even if subsequently made available by the Company on its website or otherwise. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release by the Company dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARDES BIOSCIENCES, INC.

By:	/s/ Thomas G. Wiggans
Name:	Thomas G. Wiggans
Title:	Chief Executive Officer and Chair of the Board of Directors

Date: April 3, 2023